
                                                                      EXHIBIT 25
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                                    FORM T-1
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)   / /

                             ---------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

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
                   NEW YORK                                     13-5160382
           (State of incorporation                           (I.R.S. employer
         if not a U.S. national bank)                      identification no.)

        48 WALL STREET, NEW YORK, N.Y.                            10286
   (Address of principal executive offices)                     (Zip code)

                             ---------------------

                          GEORGIA-PACIFIC CORPORATION
              (Exact name of obligor as specified in its charter)

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
                   GEORGIA                                      93-0432081
       (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                     identification no.)

          133 PEACHTREE STREET, N.E.                              30303
               ATLANTA, GEORGIA                                 (Zip code)
   (Address of principal executive offices)

                             ---------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

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

     1. General information.  Furnish the following information as to the
Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

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
                        NAME                                  ADDRESS
        ------------------------------------    ------------------------------------
        Superintendent of Banks of the State    2 Rector Street, New York, N.Y.
          of New York                             10006, and Albany, N.Y. 12203
        Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y.
                                                  10045
        Federal Deposit Insurance               Washington, D.C. 20549
          Corporation
        New York Clearing House Association     New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

           Yes.

     2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None. (See Note on page 3.)

     16. List of Exhibits. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

          1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

          4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

          6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

          7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of May, 1995.

                                          THE BANK OF NEW YORK

                                          By: /s/  MARY JANE MORRISSEY
                                            ------------------------------------
                                            Name: Mary Jane Morrissey
                                            Title: Assistant Vice President

                      CONSOLIDATED REPORT OF CONDITION OF
                              THE BANK OF NEW YORK
                    OF 48 WALL STREET, NEW YORK, N.Y. 10286
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,

a member of the Federal Reserve System, at the close of business March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

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
                                                                                                     DOLLAR AMOUNTS
                                                                                                      IN THOUSANDS
                                                                                                     --------------
                                                      ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin...............................................   $  3,575,856
  Interest-bearing balances........................................................................        747,540
Securities:
  Hold-to-maturity securities......................................................................      1,283,688
  Available-for-sale securities....................................................................      1,615,292
Federal funds sold in domestic offices of the bank.................................................      5,577,896
Loans and lease financing receivables:
  Loans and leases, net of unearned income...............................................24,763,265
  LESS: Allowance for loan and lease losses...............................................  532,411
  LESS: Allocated transfer risk reserve...................................................   28,558
  Loans and leases, net of unearned income, allowance, and reserve.................................     24,202,296
Assets held in trading accounts....................................................................      1,502,750
Premises and fixed assets (including capitalized leases)...........................................        618,958
Other real estate owned............................................................................         47,755
Investments in unconsolidated subsidiaries and associated companies................................        184,149
Customers' liability to this bank on acceptances outstanding.......................................      1,018,696
Intangible assets..................................................................................        101,149
Other assets.......................................................................................      1,227,291
                                                                                                     --------------
Total assets.......................................................................................   $ 41,703,316
                                                                                                     ==============
                                                    LIABILITIES
Deposits:
  In domestic offices..............................................................................   $ 18,543,633
  Noninterest-bearing.................................................................... 6,949,896
  Interest-bearing.......................................................................11,593,737
  In foreign offices, Edge and Agreement subsidiaries, and IBFs....................................     11,303,075
  Noninterest-bearing.....................................................................   65,927
  Interest-bearing.......................................................................11,237,148
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased..........................................................................      1,327,537
  Securities sold under agreements to repurchase...................................................         37,400
Demand notes issued to the U.S. Treasury...........................................................         97,827
Trading liabilities................................................................................      1,349,293
Other borrowed money:
  With original maturity of one year or less.......................................................      2,027,148
  With original maturity of more than one year.....................................................        313,877
Bank's liability on acceptances executed and outstanding...........................................      1,018,848
Subordinated notes and debentures..................................................................      1,056,320
Other liabilities..................................................................................      1,435,093
                                                                                                     --------------
Total liabilities..................................................................................     38,510,051
                                                                                                     --------------
                                                  EQUITY CAPITAL
Common stock.......................................................................................        942,284
Surplus............................................................................................        525,666
Undivided profits and capital reserves.............................................................      1,753,592
Net unrealized holding gains (losses) on available-for-sale securities.............................        (22,501)
Cumulative foreign currency translation adjustments................................................         (5,776)
                                                                                                     --------------
Total equity capital...............................................................................      3,193,265
                                                                                                     --------------
Total liabilities and equity capital...............................................................   $ 41,703,316
                                                                                                     ==============
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

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                          J. Carter Bacot
                                          Thomas A. Renyi
                                          Alan R. Griffith
                                          Directors